                                                                    Exhibit 99.2

           (Information provided as of September 28, 2001 in response to Items 2 through 6 of Schedule 13D)
              Executive Officers, Directors and Persons Controlling
                        IDB Holding Corporation Ltd. (1)
                                    ("IDBH")
      Address is: 3 Azrieli Center, Triangle Tower, Tel Aviv 67023, Israel
      (citizenship the same as country of residence unless otherwise noted)


Name and Address         Position            Principal Occupation
----------------         --------            --------------------
Haym Carasso             Director            Joint Managing Director
26 Rival Street                              of Moise Carasso & Sons
Tel Aviv, Israel                             Ltd.

Eliahu Cohen             Director            Director and Co-Chief
3 Azrieli Center,                            Executive Officer of IDB
Triangle Tower,                              Development
Tel Aviv, Israel

William M. Davidson      Director            Chief Executive Officer
2300 Harmon Road                             of Guardian Industries
Auburn Hills, Michigan                       Corporation

Rolando Eisen            Director            Director of Companies
2A Geiger Street
Neveh Avivim, Tel Aviv,
Israel

Robert J.  Hurst         Director            Vice Chairman of Goldman,
85 Broad Street                              Sachs & Co., Investment
New York, New York                           Bankers




                                                             Page 22 of 33 pages


Name and Address         Position              Principal Occupation
----------------         --------              --------------------
Dalia Lev                Director            Director and Co-Chief
3 Azrieli Center,                            Executive Officer of IDB
Triangle Tower,                              Development
Tel Aviv, Israel

Solomon Merkin           Director            Vice President, Leib
910 Sylvan Avenue,                           Merkin, Inc.
Suite 130                                    (Investments)
Englewood Cliffs,
New Jersey

Raphael Molho            Director            Director of Companies (2)
22 Ibn Gvirol Street
Jerusalem, Israel

Lenny Recanati           Director            Senior Vice President of
3 Azrieli Center,                            Discount Investment
Triangle Tower,                              Corporation Ltd.
Tel Aviv, Israel

Leon Recanati            Chairman of the     Chairman of the Board and
3 Azrieli Center,        Board and Chief     Chief Executive Officer
Triangle Tower,          Executive Officer   of IDBH and Chairman of
Tel Aviv, Israel                             the Board of Clal
                                             Industries (3)

Oudi Recanati            Director            Chairman, Discount Bank
Quai de L'ile 3, CH-1204                     and Trust Company (4)
Geneva, Switzerland

Meir Rosenne             Director            Lawyer
14 Aluf Simhony Street
Jerusalem, Israel

Israel Zang              Director            Professor of Management,
10 Kissufim Street                           Tel Aviv University
Tel Aviv, Israel

Israel Yovel             Director            Senior Physician
64 Kaplan Street                             Tel Aviv Medical Center
Herzliya, Israel

                                           Page 23 of 33 pages


Name and Address         Position              Principal Occupation
----------------         --------              --------------------
Judith Yovel Recanati                        Housewife
64 Kaplan Street
Herzliya, Israel

Elaine Recanati                              Housewife
23 Shalva Street
Herzliya, Israel
(citizen of the United
States)

Zehavit Joseph*          Executive Vice      Executive Vice
3 Azrieli Center,        President and       President and Chief
Triangle Tower,          Chief Financial     Financial Officer of
Tel Aviv, Israel         Officer             IDBH (5)

Rina Cohen               Controller          Controller of IDBH (6)
3 Azrieli Center,
Triangle Tower,
Tel Aviv, Israel

Arthur Caplan**          Corporate Secretary Corporate Secretary of
3 Azrieli Center,                            IDBH (7)
Triangle Tower,
Tel Aviv, Israel

James I. Edelson         U.S. Resident       Executive Vice President
511 Fifth Avenue         Secretary           of Overseas Discount
New York, New York                           Corporation, Investments

*  Ms. Joseph is a dual citizen of Israel and the United States.
** Mr. Caplan is a dual citizen of Israel and Great Britain.

(1) As of September 28, 2001, IDB Holding Corporation Ltd., an Israeli corporation located at 3 Azrieli Center, Triangle Tower, Tel Aviv, Israel, owned approximately 56.4% of the outstanding shares of IDB Development Corporation Ltd. As of such date, companies controlled by Oudi Recanati, Leon Recanati, Judith Yovel Recanati and Elaine Recanati held in the aggregate approximately 51.7% of the voting power and equity of IDB Holding Corporation Ltd.

                                           Page 24 of 33 pages

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(2)   Mr. Molho is a Director of IDB Development.

(3)   Mr. Leon Recanati is Chairman of IDB Development.

(4) Mr. Oudi Recanati is Director of IDB Development and is a citizen of Israel.

(5) Ms. Joseph is Executive Vice President and Chief Financial Officer of IDB Development.

(6)   Mrs. Cohen is Controller of IDB Development.

(7)   Mr. Caplan is Corporate Secretary of IDB Development.


            Based on the information provided to the Reporting Persons, during the past five years, none of the persons listed above has been convicted, or is subject to a judgment, decree or final order, in any of the legal proceedings enumerated in Items 2 (d) and 2 (e) of Schedule 13D.

                                           Page 25 of 33 pages